UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 6, 2006

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 24, 2006, we issued a press release to report our financial results for the fiscal quarter ended September 29, 2006. As a result of the impact of the subsequent developments described in Items 7.01 and 8.01 below, we are revising certain of the GAAP and non-GAAP information with respect to the results for the quarter ended September 29, 2006 contained in such press release. Attached hereto as Exhibit 99.1 is a revised GAAP to non-GAAP reconciliation for the statement of operations that was contained in our October 24, 2006 press release.

Item 7.01. Regulation FD Disclosure.

As described in Item 8.01 below, we took steps today to begin the process of terminating our distributor relationships with eSys Technologies Pte. Ltd. and its related affiliate entities (“eSys”) and have ceased shipments of our products to eSys. While we are making every effort to replace the revenue we have generated through sales to eSys with new and existing distributor customers, we can give no assurance that our revenues and operating results, particularly in the short term, will not be adversely affected by our termination of our distributor relationships with eSys. In light of this development, there will be additional risks associated with our meeting the revenue and earnings guidance we provided on October 24, 2006; however, we are still committed to achieving that guidance.

Item 8.01. Other Events.

Today we took steps to commence the process of terminating our distributor relationships with eSys and we have ceased shipments of our products to eSys. eSys was the largest distributor of Seagate products (including Maxtor  products) for the fiscal year ended June 30, 2006 and for the quarter ended September 29, 2006, representing approximately 5% and 6% of our revenues for those respective periods.

In early October 2006, we initiated an audit of eSys’ point of sale records pursuant to our contractual rights to confirm the accuracy and completeness of eSys’ claims for program credits under our distributor sales incentive programs. Discussions with eSys surrounding the timing, scope of work, and selection of third party auditors continued until last week when eSys officials informed us they would deny our third party auditors access to eSys’ records to perform the requested audit notwithstanding our contractual rights to do so. eSys officials also indicated to us that an audit would likely reveal irregularities in eSys’ compliance with the terms of our incentive programs and other unspecified irregularities. In addition, eSys has failed to make full current payments on its obligations to us. Accordingly, today, we notified eSys that we are terminating our commercial distributor relationships with eSys.

As of September 29, 2006, we had $103 million of outstanding accounts receivable related to eSys. Through November 5, 2006, eSys’ outstanding balance on these same accounts receivable has been reduced to approximately $50 million, largely as a result of payments received prior to the third week of October 2006. Although eSys officials have indicated that eSys intends to pay all amounts owed to us, we have recorded an additional $40 million of allowance for doubtful accounts in the quarter ended September 29, 2006 after consideration of existing allowances. We recorded this additional allowance due to the inherent uncertainties following the termination of the distribution relationships, eSys’ current delinquency in payments and failure to pay amounts when promised, and eSys’ failure to comply with the terms of its commercial agreements with us. The additional allowance for doubtful accounts reduced both Basic and Diluted GAAP and Non-GAAP earnings per share by $0.07 from the amounts that we announced in our October 24, 2006 press release for the quarter ended September 29, 2006. Although we have recorded the additional $40 million allowance for doubtful accounts as described above, we intend to make every effort to collect all amounts owed by eSys as promptly as possible. Any amounts recovered on these receivables will be recorded in the period received.

While we are terminating our ongoing distributor relationships with eSys, we will continue to aggressively pursue our contractual audit rights as well as any claims that may be assertable against eSys as a result of material breaches of the distribution agreements and any intentionally wrongful conduct that may have occurred.

We expect to file shortly our Quarterly Report on Form 10-Q for the period ended September 29, 2006 containing financial information that includes the impact of the adjustment described above.

Safe Harbor

This filing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the Company’s future financial performance, including expected revenue and earnings, the status of its relationship with eSys, and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this filing. Current expectations, forecasts and assumptions involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the Company’s control. In particular, such risks and uncertainties include the impact of our decision to terminate our distribution relationships with eSys and the reaction of the rest of the distribution channel to this termination, the acquisition of Maxtor on the Company’s financial results, including without limitation due to charges associated with restructuring, purchase accounting and other related transaction costs, and due to shifting of customer demand to the Company’s competitors or aggressive competitive pricing specially targeted to encourage such shifting; the impact of the variable demand and the aggressive pricing environment for disc drives, particularly in the near term as that may be impacted by delays in new operating system software and new gaming platform hardware systems; dependence on the Company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality its current and new disc drive products; the impact of competitive product announcements and possible excess industry supply with respect to particular disc drive products, particularly now that there are no material limitations on disc drive component supply for our competitors; and the possibility that the combination of Seagate and Maxtor will not provide the anticipated benefits to the combined Company on the projected timeline, if at all. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on September 11, 2006. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Revised GAAP to Non-GAAP Reconciliation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: November 6, 2006	By:	/s/ WILLIAM L. HUDSON
	Name:	William L. Hudson
	Title:	Executive Vice President, General Counsel and Secretary